Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Michael L. Reger, Chief Executive Officer of Northern Oil and Gas, Inc., certify that:

1.	I have reviewed this annual report on Form 10-K of Northern Oil and Gas, Inc. for the year ended December 31, 2008; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: June 23, 2009	By:	/s/ Michael L. Reger
Michael L. Reger Chief Executive Officer